Exhibit 15.1

KPMG S.A. Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone : Télécopie : Site internet :	+33 (0)1 55 68 68 68 +33 (0)1 55 68 73 00 www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-273718 on Form F-1 and the registration statement No. 333-271385 on Form F-3 of our report dated April 8th, 2024, with respect to the consolidated financial statements of Biophytis S.A. and subsidiaries.

KPMG S.A.

Cédric Adens

Partner

Paris, la Défense, France

April 8th, 2024